Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 9, 2008 (except for Note 23 as to which the date is January 14, 2010) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-150760) and related Prospectus of Noranda Aluminum Holding Corporation for the registration of shares of its common stock.
/s/ Ernst & Young LLP
Chartered Accountants
Licensed Public Accountants
Toronto, Canada
January 14, 2010